EXHIBIT 99.1

HD Partners Acquisition Corporation

Announces Clarification of Conversion Procedures

Santa Monica, CA (January 29, 2008) — HD Partners Acquisition Corporation (the “Company”) (AMEX: HDP, HDP-U, HDP-WT) today announced certain modifications to the conversion procedures related to any stockholders seeking to convert their shares in anticipation of the special meeting of stockholders being held on January 31, 2008.  In the event the proposed business combination is approved by the Company’s stockholders, the transfer agent, American Stock Transfer & Trust Company, will accept stock certificates tendered by the Company’s stockholders in connection with the exercise of their conversion rights up until 4:00 p.m. EST on Monday, February 4, 2008.  In the event that the business combination is not approved, then the Company will proceed to liquidation and stockholders will not need to tender their shares of stock to the transfer agent until the plan of liquidation is approved.

Public and Investor Relations Contact:

HD Partners:

Robert Meyers, Chief Financial Officer

HD Partners Acquisition Corporation

bob@hdpartnersacquisition.com

310-209-8308, ext. 3